UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2022
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On June 6, 2022, BancPlus Corporation (the "Company"), the holding company of BankPlus (the "Bank"), executed documents to accept an investment from the United States Department of Treasury (the "Treasury Department") under the Emergency Capital Investment Program ("ECIP"). The Company is eligible to receive an investment of $250.0 million in the form of non-dilutive Tier 1 senior perpetual preferred capital. The Company expects to close on the investment on June 22, 2022, subject to final acceptance and execution of the documents by the Treasury Department.
In connection with the ECIP investment from the Treasury Department, the Company would be required to fulfill certain conditions established by the Treasury Department and would be subject to certain restrictions.
Established by the Consolidated Appropriations Act, 2021, the ECIP was created to encourage minority depository institutions and low- and moderate-income community financial institutions to augment their efforts to support small businesses and consumers in their communities. Under the program, Treasury will provide up to $9 billion in capital directly to depository institutions that are certified Community Development Financial Institutions, such as the Bank, or minority depository institutions to, among other things, provide loans, grants, and forbearance for small businesses, minority-owned businesses, and consumers, especially in low-income and underserved communities, that may be disproportionately impacted by the economic effects of the COVID-19 pandemic.
Forward-Looking Statements

This Report contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include, without limitation, predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations, and are subject to risks and uncertainties. These statements often, but not always, are preceded by, are followed by or otherwise include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “seek,” “plan,” “can,” “should,” “could,” “would,” “will,” “to be,” “predict,” “potential,” “may,” “likely,” “will likely result,” “target,” “project,” and “outlook” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, based on certain assumptions and beliefs of management, many of which, by their nature, are inherently uncertain and beyond the their control. Although BancPlus believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements based on factors including the effects of the COVID-19 pandemic and actions taken in response thereto on our business, financial conditions and results of operations, and other risks and uncertainties set forth in BancPlus’ filings with the SEC from time to time. Such risks and uncertainties include, but are not limited to, uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on BancPlus; and other factors, many of which are beyond the control of BancPlus.

For additional information, refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of BancPlus’ Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in BancPlus’ Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings, which have been filed by BancPlus with the SEC and are available on the SEC’s website at www.sec.gov. You should not place undue reliance on any such forward-looking statements. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether written or oral, and whether as a result of new information, future developments or otherwise, except as specifically required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BancPlus Corporation

June 8, 2022	By:	/s/ Karlen Turbeville
Karlen Turbeville
Executive Vice President and Chief Financial Officer